UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement

Execution of Agreement and Plan of Merger

On September 14, 2009 Natus Medical Incorporated (“Natus”, the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Squaw Acquisition Corporation, and Alpine Biomed Holdings Corp. (“Alpine”) providing for the Company’s acquisition of all of the outstanding shares of capital stock of Alpine for a cash price of $43.2 million. The Merger Agreement includes an earn-out provision that provides for the payment of up to $3.8 million of additional cash consideration depending upon Alpine sales for calendar 2009. Alpine, a privately-held company headquartered in Fountain Valley, California, with operations in Montreal, Canada and Copenhagen, Denmark, and sales subsidiaries in France and Germany, develops, manufactures, and sells devices for the diagnosis of neurological disorders.

Financing for the transaction was provided by Natus’ existing cash balances, and based on cash and short-term investments held at June 30, 2009, Natus retains cash of approximately $25 million before giving any effect to potential earn-out payments in the transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Alpine Biomed.

On September 14, 2009, the Company completed the acquisition of Alpine pursuant to the Merger Agreement. The description of the acquisition transaction is provided in Item 1.01 above. Direct costs associated with the acquisition cannot be reasonably determined at this time.

On September 14, 2009, the Company issued a press release announcing the entry into the Merger Agreement and other details of the acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 14, 2009 by and between Natus Medical Incorporated, Squaw Acquisition Corporation, and Alpine Biomed Holdings Corp. Disclosure schedules to the Agreement and Plan of Merger are not being filed herein. The Company will furnish supplementally a copy of the omitted schedules to the Commission upon request.

99.1	Press release dated September 14, 2009 announcing the execution by the Company of an agreement to acquire Alpine Biomed Holdings Corp and other details of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: September 16, 2009	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 14, 2009 by and between Natus Medical Incorporated, Squaw Acquisition Corporation, and Alpine Biomed Holdings Corp. Disclosure schedules to the Agreement and Plan of Merger are not being filed herein. The Company will furnish supplementally a copy of the omitted schedules to the Commission upon request.

99.1	Press release dated September 14, 2009 announcing the execution by the Company of an agreement to acquire Alpine Biomed Holdings Corp and other details of the acquisition.